EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT made this 1st day of July 2008 by and between Linford Ellis ("Ellis") located at 1869 NW 111th Ave. Plantation, FL 33322, and Alpha Music Mfg. Corp., a Florida Corp. ("Alpha") located at 1600 NW 65th Ave. Bay "A" Plantation, FL 33313

In consideration of the mutual covenants contained herein, it is agreed by and between the parties as follows:

1. Ellis shall sell and Alpha shall purchase, free and clear of all liens, encumbrances and liabilities, those assets of Ellis's business including but not limited to good will, inventory, accounts receivable, furniture, fixtures and equipment, all of which are more fully described and enumerated in Schedule A which is attached and by this reference made a part hereof.

2. Alpha shall pay Ellis as the purchase price for the foregoing the sum of $ 2,000 dollars. The total purchase price shall be payable in cash at closing.

3. Ellis shall sell, assign, transfer, and convey to Alpha the assets, free of all liabilities.

4. All equipment included in the sale shall be in good working condition at the time of sale. Alpha shall accept the assets "as is" without warranty as to their condition and operation.

5. The actions to be taken by the parties hereto to close the transaction as provided shall take place on July 1st 2008 at the office of Jeffrey Klein, Attorney at Law, located at 2600 North Military Trail Suite 270 Boca Raton, FL 33431 hereinafter referred to as the ("Closing Date"). At the closing, Ellis shall deliver to Alpha possession of the assets, and good and sufficient instruments of transfer, conveying and transferring the assets to Alpha. Such delivery shall be made against payment and delivery to the Ellis of the price as set forth herein above. The instruments of transfer shall contain covenants and warranties that Ellis has good and marketable title in and to the assets.

6. Ellis covenants, warrants and represents:

(a) Ellis is not presently involved in any activity or outstanding dispute with any taxing authority as to the amount of any property taxes due, nor has Ellis received any notice of any deficiency, credit or other indication of deficiency from any taxing authority.

(b) Ellis is the owner of and has good and marketable title to all of the assets enumerated in the attached Schedule A, free from all encumbrances

(c) Ellis shall indemnify and hold harmless Alpha from any and all claims of its creditors and such assets shall transfer to Alpha, free and clear of all liens and encumbrances.

All representations and warranties made by Ellis shall survive the Closing.

7. Ellis hereby assumes all risk of loss, damage or destruction resulting from fire or other casualty to the time of transfer of assets and Closing.

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8. This Agreement shall be binding upon the personal representatives, successors and assignees of the parties. This Agreement and any accompanying instruments and documents include the entire transaction between the parties and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments and documents.

9. All covenants, warranties and representations herein shall survive this Agreement and the Closing Date.

10. This Agreement shall be governed in all respects by the laws of the State of Florida

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the date and place first above written.


Linford Ellis

/s/ Linford Ellis
-----------------
Linford Ellis



Alpha Music Mfg. Corp

/s/ Linford Ellis
-----------------
Mr. Linford Ellis, President

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Schedule "A"

1. leasehold improvements at 1600 NW 65th Ave. Bay "A" Plantation, FL 33313

2. business and facsimile telephone number

3. website at www.alpharecordsinc.com and related e-mail accounts

4. municipal and occupational licenses to the extent they are transferable

5. service marks, trademarks and trade names

6. 1 Lexmark Printer/Scanner

7. 1 Lanier 5813

8. 1 Lanier LP 020C

9. 2 Micro Boards Print Factory HP Inkjet CD Printers

10. 1 10 Drawer CD?DVD Burner

11. 1 7 Drawer CD?DVD Burner

12. 1 Hewlett Packard Computer HP Pavillion 9800

13. 2 JBL Speakers

14. 3 Media Form CD Burners

15. 1 Perforating Machine

16. 1 Versadine Slave Machine

17. 1 Concept Design Slave

18. 1 Scandia Automatic CD Over-Wrapper

19. 1 Allied Manual Shrink-Wrap Tunnel

20. 1 Apex Cassette Printer

21. 1 Manual Paper Cutter

22. 3 Hamilton 12" Automatic Presses

23. 2 Hamilton 7" Automatic Presses

24. 1 Record Stamper Forming Machine

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25. 1 Regrinding Machine

26. 1 Record Label Cutter

27. 30 HP Fulton Fuel Boiler

28. 2 Air Compressors

29. 1 Automatic Record Shrink-Wrapping Machine

30. 1 Record Label Paper Drill

31. 1 GIMA CD 800 Packaging Machine

32. 1 Record Turn Table

33. 1 Pre-Amplifier

34. 1 Amplifier

35. 2 Record Label Dryers

36. 2 Water Machines

37. 1 E-Machine Office Computer

38. 1 HP LaserJet 1200 Series Printer

39. all other property owned and used by Seller in the business at the premises

40. inventory to include but not limited to:

    A. 13 boxes of White 12" Record Jackets

    B. 79 Rolls CD Overwrapping Film

    C. 2 Rolls Shrink Wrap 10" wide

    D. 4,000 7" White Sleeves

    E. 6,000 12" White Sleeves

    F. 300 12" White Jackets

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